UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 427 under the Securities Act (17 CFR 230.427)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 8, 2024 (the “Anticipated Engagement Date”), Silver Star Properties REIT, Inc. (the “Registrant” or the “Company”) engaged WithumSmith+Brown, PC (“Withum”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2023, which was subject to completion of the firm’s client acceptance procedures.

On January 15, 2024, Withum advised the Company that upon completion of the firm’s client acceptance procedures, the firm’s client acceptance committee determined it would not approve the engagement.

During the Company’s two most recent fiscal years and subsequent interim periods beginning on the Anticipated Engagement Date, the Company has not consulted with Withum, and Withum has not advised the Company, regarding either:

(1) any matter that was the subject of a disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Withum’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports; or

(2) any matter that was the subject of a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Furthermore, Withum has not issued a report on the financial statements for either of the past two years.

The Board of Directors is seeking a new independent registered public accounting firm and intends to engage such firm as soon as practicable.

The Company provided Withum with a copy of the foregoing disclosures prior to filing this Current Report on Form 8-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Louis T. Fox III
Name: Louis T. Fox III
Title: Chief Financial Officer
Date:  January 19, 2024